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                                  SUBSIDIARIES
                                       of
                              UNITED GROCERS, INC.

                                 September 29, 1995

B.A.T. Enterprises, Inc.
Grocers Insurance Company
Grocers Insurance Group, Inc.
Grocers Insurance Agency, Inc.
Northwest Process, Inc.
Premier Consulting, Inc.
Rich and Rhine, Inc.
U.G. Resources, Inc.
UGIC, Ltd.
United Resources, Inc.
United Store Development, Ltd.
United Workplace Consultants, Inc.
Western Security Services, Ltd.
Western Passage Express, Inc.
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